EXHIBIT 24.1

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


Board of Directors
The Thaxton Group, Inc.


We consent to the use of our report dated March 25, 1998, related to the audit of The Thaxton Group, Inc. as of December 31, 1997 and for the year then ended, included herein and to the reference to our firm under the heading "Experts" in the registration statement and related prospectus.




                                             /s/ KPMG LLP
Greenville, South Carolina
October 4, 1999